Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in this Registration Statement (Form S-8) pertaining to the Tempest Therapeutics, Inc. Amended and Restated 2019 Equity Incentive Plan and Tempest Therapeutics, Inc. Amended and Restated 2019 Employee Stock Purchase Plan of our report dated March 29, 2022, with respect to the consolidated financial statements of Tempest Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Grand Rapids, Michigan

June 21, 2022